UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

November 9, 2005

Date of Report (Date of earliest event reported)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its chapter)

Maryland	1-14007	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave, Suite 775 Madison, WI 53703	(608) 443-1600
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

(a) On November 9, 2005, the Company issued 747,418 shares of common stock to eight investors along with common stock purchase warrants entitling such investors to purchase one share of common stock for each warrant held at an exercise price of $0.97 per share. Warrants are exercisable at any time and expire on November 9, 2010. The Company received total consideration of $725,000 in the offering determined by multiplying 80% by the average of the closing price of the Company’s common stock during the twenty (20) trading day period ended on October 31, 2005. The Company has agreed to use its best efforts to register both the shares of common stock issued and the shares of common stock issuable upon exercise of the common stock purchase warrants. A registration statement on Form S-3 relating to these securities is expected to be filed with the Securities and Exchange Commission prior to December 31, 2005. The Company did not pay any commissions or underwriting discounts in connection with this offering.

The shares issued in this offering were made in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act, relating to sales by an issuer not involving a public offering. Each of the investors was accredited, including one accredited investor who is also an employee, and each was given information concerning the Company and represented that the securities were being acquired for investment purposes only. Appropriate restrictive legends were placed on the shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.
(Registrant)

November 11, 2005	By:	/s/ Kenneth A. Minor
Kenneth A. Minor
Chief Financial Officer